Exhibit 10.14

Amendment No. 2 to Anemia License and Collaboration Agreement

This Amendment No 2. (the “Amendment”) to the Anemia License and Collaboration Agreement dated as of April 28, 2006, as amended on August 31, 2006, by and between Astellas Pharma Inc. and FibroGen, Inc. (the “Agreement”) shall be effective as of December 1, 2006.

The Parties, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

(1)	Item i) of the Section of the Agreement entitled “Upfront and Milestone Payments to FibroGen” (hereinafter the “Upfront Section”) shall be amended in its entirety to read as follows: “$40 million US dollars within fourteen (14) business days in Japan of execution of this Agreement, $20 million US dollars on September 15, 2006, $20 million US dollars on or prior to December 28, 2006, $50 million US dollars on January 31, 2007, $20 million US dollars within fourteen (14) business days in Japan of the earlier of the execution of the Detailed Commercialization Agreement (as defined below) or the conversion of the Agreement into the final operative Agreement, $70 million US dollars on January 31, 2008, and $80 million US dollars on January 31, 2009 (collectively, the “Upfront Payments”);”

(2)	The Section of the Agreement entitled “Legal Effect” shall be amended in its entirety to read as follows: “This Agreement shall constitute the operative agreement between FibroGen and Astellas and shall be in full force and effect as of its execution by the parties. The parties shall make best efforts to enter into a more detailed collaboration agreement reflecting more fully the terms and conditions of this Agreement (the “Detailed Commercialization Agreement”) by March 31, 2007. If the parties do not enter into a Detailed Commercialization Agreement by such date, then this Agreement shall become the final operative agreement governing the relationship between the parties.”

(3)	Except as otherwise provided herein, the Agreement has not been modified or amended and remains in full force and effect.

Confidential

IN WITNESS WHEREOF, the Parties have executed this Amendment to Anemia License and Collaboration Agreement as of the date first set forth above.

FIBROGEN, INC.

By:	/s/ William Hodder
William Hodder
Vice President, Business Development

ASTELLAS PHARMA INC.

By:	/s/ Masaki Doi
Masaki Doi, Ph.D.
Vice President, Business Development

Confidential